Exhibit 99.1

TANGOE, INC. RECEIVES NASDAQ LETTER RELATED TO DELAY IN FILING FORM 10-Q

ORANGE, Conn., August 19, 2016 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of IT Expense Management (ITEM), which includes Telecom Expense Management (TEM), Managed Mobility Services (MMS), and Cloud Expense Management software and related services, today announced that, as expected and in connection with the Company’s delay in the filing of its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, it has received a letter from NASDAQ stating that the Company is not in compliance with Listing Rule 5250(c)(1). This rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.  As previously announced on March 24, 2016 and May 19, 2016, respectively, the Company received letters from NASDAQ stating that the Company was not in compliance with Listing Rule 5250(c)(1) as a result of the Company’s delay in the filing of its Annual Report on Form 10-K for 2015 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, respectively.

In response to Tangoe’s submission to NASDAQ on May 19, 2016 of a plan to regain compliance with Listing Rule 5250(c)(1), NASDAQ had granted the Company an exception until September 12, 2016 to regain compliance with the rule.  As disclosed in the Company’s Form 12b-25 filed with the Securities and Exchange Commission on August 10, 2016, the Company now expects that the ongoing restatement of its financial statements for the years 2013 and 2014, and the first three quarters of 2015 will not be complete prior to September 12, 2016.  As a result, the Company expects that it will not be able to regain compliance with Listing Rule 5250(c)(1) by that date, and the Company intends to seek a further extension from NASDAQ.  The NASDAQ notification letter specifies that the Company has until August 30, 2016 to submit an updated plan to regain compliance with this listing requirement. The Company’s common stock will continue to trade on the NASDAQ Global Select Market pending NASDAQ’s review of the updated plan of compliance.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of IT Expense Management (ITEM), which includes Telecom Expense Management (TEM), Managed Mobility Services (MMS), and Cloud Expense Management software and services to a wide range of global enterprises and service providers. The Matrix is Tangoe’s technology and services platform designed to help companies transform the management of IT assets, services, expenses and usage to create business value, increase efficiency and deliver a positive impact to the bottom line. Additional information about Tangoe can be found at www.tangoe.com.

Tangoe is a registered trademark of Tangoe, Inc.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates”, “expects” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding Tangoe’s plans to comply with the continued listing requirements of The NASDAQ Stock Market, involve risks and uncertainties which may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the outcome of NASDAQ’s review of Tangoe’s updated plan of compliance, and the timing and outcome of any NASDAQ decision. Forward-looking statements reflect management’s analysis as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Investor Contact:

Seth Potter

ICR, Inc.

646.277.1230

investor.relations@tangoe.com

Media Contact:

Shannon Cortina

Tangoe, Inc.

732.637.2010

shannon.cortina@tangoe.com

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